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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICA FIRST APARTMENT INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	47-0858301
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 400, 1004 Farnam Street
Omaha, Nebraska 68102
(402) 444-1630
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates (if applicable):

333-90690

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
Common Stock, par value $0.01 per share

PART I

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the common stock of the Registrant is set forth under "Description of Capital Stock of the Corporation" on pages 66 though 70 of the Consent Solicitation Statement/Prospectus included in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-90690) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 23, 2002 (the "Registration Statement"). Such description is incorporated herein by reference.

Item 2.    Exhibits.

  2.1.
  Agreement and Plan of Merger, dated June 18, 2002, by and between the Registrant and America First Apartment Investors, L.P. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (No. 333-90690) filed by the Registrant on June 18, 2002)

  3.1
  Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (No. 333-90690) filed by the Registrant on June 18, 2002).

  3.2.
  Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-90690) filed by the Registrant on August 1, 2002).

  4.1
  Specimen of Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (No. 333-90690) filed by the Registrant on June 18, 2002).

  99.1
  Section entitled "Description of Capital Stock of the Corporation" (incorporated by reference to pages 66 though 70 of the Consent Solicitation Statement/Prospectus included in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-90690) filed by the Registrant on August 23, 2002).

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

America First Apartment Investors, Inc. (Registrant)
Dated: August 28, 2002	By	/s/ LISA Y. ROSKENS Name: Lisa Y. Roskens Title: President and CEO

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES